                                                                    Exhibit 10.5


                              EMPLOYMENT AGREEMENT

      AGREEMENT, dated as of October 28, 2004 (the "Effective Date") by and between EpiCept, a Delaware corporation (together with its successors and assigns, the "Company"), and John V. Talley, Jr. (the "Executive").

                                   WITNESSETH:

      WHEREAS, the Company desires to employ the Executive as its President and Chief Executive Officer and to enter into an agreement embodying the terms of such employment; and

      WHEREAS, the Executive desires to accept such employment with the Company and serve on the Board, subject to the terms and provisions of this Agreement;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (collectively, the "Parties") agree as follows:

      1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth in Exhibit A.

      2. TERM. The Company hereby employs the Executive under this Agreement, and the Executive hereby accepts such employment, for the Term. The Term shall commence as of the Effective Date and shall end on December 31, 2006; provided, however, that the Term shall thereafter be automatically extended for unlimited additional one-year periods unless, at least two (2) months prior to the then-scheduled date of expiration of the Term, either (x) the Company gives notice to the Executive that it is electing not to so extend the Term or (y) the Executive gives notice to the Company that he is electing not to so extend the Term. Notwithstanding the foregoing, the Term may be earlier terminated in strict accordance with the provisions of Section 9, in which event the Executive's employment hereunder shall expire.

      3. POSITIONS, DUTIES AND LOCATION.

            (a) During the Term, the Executive shall serve as the President and Chief Executive Officer of the Company; shall have all authorities, duties and responsibilities customarily exercised by an individual serving in those positions at entities of the size and nature of the Company; shall be assigned no duties or responsibilities that are materially inconsistent with, or that materially impair his ability to discharge, the foregoing duties and responsibilities; and shall report solely and directly to the Board. Upon the Board's "staggered board" arrangement becoming effective, the Executive shall be included in the three (3) year class of directors; thereafter, the


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

Company shall use reasonable efforts to cause the nomination of the Executive for election to the Board, and his election, so long as he is employed hereunder.

            (b) During the Term, the Executive shall devote substantially all of his business time and efforts to the business and affairs of the Company. However, nothing in this Agreement or elsewhere shall preclude the Executive from: (i) serving on the boards of a reasonable number of business entities, trade associations and charitable organizations; provided that prior to accepting appointment to any board of a business entity or trade association, the Executive shall obtain the approval of the Board, which approval shall not be unreasonably withheld, (ii) engaging in charitable activities and community affairs, (iii) accepting and fulfilling a reasonable number of speaking engagements, and (iv) managing his personal investments and affairs; provided that such activities do not either individually or in the aggregate materially interfere with the proper performance of his duties and responsibilities hereunder, or in any way create or present a conflict of interest. Exhibit B sets forth a list of boards of business entities and trade associations on which the Executive serves as of the Effective Date.

            (c) During the Term, the Executive's principal office, and principal place of employment, shall be at the Company's headquarters.

      4. BASE SALARY. Commencing as of the Effective Date, the Executive shall receive a Base Salary of $275,000; provided that the Base Salary shall be increased to $350,000 upon the earlier of (i) an IPO or (ii) a Change in Control. The Base Salary shall be payable in accordance with the regular payroll practices applicable to senior executives of the Company generally, but no less frequently than monthly. The Base Salary shall be reviewed no less frequently. than annually during the Term for increase in the discretion of the Board (or its compensation committee). The Base Salary shall not be decreased at any time, or for any purpose, during the Term (including, without limitation, for the purpose of determining benefits due under Section 9) without the prior written consent of the Executive.

      5. ANNUAL INCENTIVE AWARDS.

            (a) The Executive shall be eligible for an annual incentive award in respect of each calendar year during the Term. The Executive's annual target incentive opportunity (the "Target"), shall equal 50% of his Base Salary, with no maximum potential award.

            (b) The amount of the incentive award referred to in this Section 5, which amount shall be determined by the Board or any compensation committee thereof, is to be (i) determined and paid as promptly as reasonably practicable following the close of the calendar year to which such award relates and (ii) paid no later than the earlier of (x) the date that other senior executives of the Company are paid corresponding awards and (y) 90 days after the close of the calendar year to which it relates.

      6. INITIAL STOCK OPTION AWARD.


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            (a) Upon the occurrence of an IPO, the Executive shall be granted a ten-year Stock Option pursuant to a Stock Option Agreement in substantially the form attached hereto as Exhibit C (the "Initial Stock Option Award").

      7. OTHER INCENTIVES.

            (a) ADDITIONAL LONG-TERM INCENTIVES. During the Term, the Executive shall be eligible for additional long-term incentives (including, without limitation, additional Stock Option grants), and for special awards, in the sole discretion of the Board or its compensation committee.

            (b) SUBSTITUTE INCENTIVES. In the event that (i) a Change in Control occurs prior to an IPO, and prior to December 31, 2004, or (ii) neither a Change in Control, nor an IPO, occurs prior to December 31, 2004, then in each case the Company shall provide the Executive with an appropriate substitute for the initial Stock Option Award. Such substitute award shall be determined through good faith negotiations by the Parties in which each Party shall use its best reasonable efforts to agree promptly upon an appropriate award.

      8. OTHER BENEFITS.

            (a) EMPLOYEE AND FRINGE BENEFITS. During the Term, the Executive shall be entitled to participate in all employee benefit plans, programs and arrangements, and all fringe benefits and perquisites, made available generally to other senior executives of the Company. The Executive shall be entitled to participate in all such plans, programs, arrangements, fringe benefits, and perquisites at a level, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company and no less favorable to him than to other senior executives of the Company generally. The Executive shall be entitled to post-retirement welfare and other benefits on no less favorable a basis than that applying generally to other senior executives of the Company. Nothing in the preceding three sentences of this Section 8(a) shall be construed to require the Company to establish or maintain any particular employee benefit plan, program or arrangement, or any particular fringe benefit or perquisite, except as expressly set forth elsewhere in this Agreement. The Executive also shall be entitled, during the Term, to (i) continuation of automobile benefits as such benefits are set forth in the offer letter dated October 23, 2001 from Gert Caspritz to the Executive; (ii) receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time to time provide; and (iii) no less than twenty (20) days' paid vacation per calendar year (which, if not used, may be carried over from year to year, up to a maximum of forty
(40) accrued vacation days).

            (b) REIMBURSEMENT OF BUSINESS AND OTHER EXPENSES. The Executive shall be promptly reimbursed for all expenses reasonably incurred by him in connection with his service under this Agreement, subject to documentation in accordance with reasonable policies previously communicated to him in writing. The Executive shall also be promptly reimbursed for any and all expenses (including, without limitation, attorneys' fees and other charges of counsel) reasonably incurred by him in


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

connection with the negotiation, documentation and implementation of these employment arrangements.

            (c) SUPPLEMENTAL INSURANCE BENEFITS. Beginning on or promptly following the Effective Date and continuing throughout the Tern, the Executive shall be provided, at no cost to the Executive, with term life and long-term disability insurance coverage on terms to be negotiated by and that are mutually acceptable to the Executive and the Company; provided that the annual cost to the Company, in combination with any life insurance and long-term disability insurance provided to the Executive under Section 8(a) or otherwise, shall not exceed $15,000.

      9. TERMINATION OF EMPLOYMENT.

            (a) TERMINATION DUE TO DEATH. In the event that the Executive's employment hereunder is terminated due to his death, the Term shall expire and his estate or his beneficiaries (as the case may be) shall be entitled to the following:

                  (i) an amount, payable in a lump sum promptly following the date of his death, equal to (x) one third of his Base Salary times (y) a fraction, the numerator of which is the number of days he is employed with the Company in the calendar year of his death, and the denominator of which is the number of days in such year.

                  (ii) each outstanding Stock Option, to the extent that such Stock Option is not then vested and exercisable, shall (x) become vested and exercisable as of the date of death with respect to fifty percent (50%) of any securities and other property subject to it for which it is not then vested and exercisable; (y) become vested and exercisable with respect to the remainder of such securities and other property ratably and quarterly over two (2) years immediately following the date of death; and remain exercisable for all securities and other property for which it is or becomes exercisable, through at least the ninetieth (90th) day after it becomes fully vested and exercisable and the first anniversary of the date of this death, but in no event beyond its maximum stated term; and

                  (iii) the benefits described in Section 9(i).

            (b) TERMINATION DUE TO DISABILITY. In the event that the Executive's employment hereunder is terminated due to Disability, the Term shall expire and he shall be entitled to the following:

                  (i) an amount, payable in a lump sum promptly following the Termination Date, equal to (x) one third of his Base Salary times (y) a fraction, the numerator of which is the number of days he is employed with the Company in the calendar year of the termination of his employment hereunder, and the denominator of which is the number of days in such year;

                  (ii) each outstanding Stock Option shall (x) become vested and exercisable as of the Termination Date with respect to fifty percent (50%) of any


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securities and other property subject to it for which it is not then vested and exercisable; (x) become vested and exercisable with respect to the remainder of any such securities and other property ratably and quarterly over the two (2) years immediately following the Termination Date; and (z) remain exercisable for all securities and other property for which it is or becomes exercisable, through at least the later of the ninetieth (90th) day following the date upon which the of such Stock Option becomes fully vested and exercisable and the first anniversary of the Termination Date, but in no event beyond its maximum stated term; and

                  (iii) the benefits described in Section 9(i).

No termination of the Executive's employment hereunder for Disability shall be effective unless (x) the Executive first gives fifteen (15) days' written notice of such termination to the Company or (y) the Company first gives fifteen (15) days' written notice of such termination to the Executive.

            (c) TERMINATION FOR CAUSE.

                  (i) No termination of the Executive's employment hereunder for Cause shall be effective as a termination for Cause unless the provisions of this Section 9(c)(i) shall first have been complied with. The Executive shall be given written notice by the Board of its intention to terminate him for Cause, such notice (the "Cause Notice") to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based. The Executive shall be entitled to a hearing before the Board before any termination for Cause becomes effective. Such hearing shall be held within fifteen (15) days of his receiving such Cause Notice, provided that he requests such hearing within ten (10) days of receiving such Cause Notice. If, within thirty (30) days following such hearing (if timely requested), and otherwise within thirty (30) days after such Cause Notice is given to the Executive, the Board gives written notice to the Executive confirming that, in the judgment of at least a majority of the members of the Board, Cause for terminating his employment on the basis set forth in the original Cause Notice exists, his employment hereunder shall thereupon be terminated for Cause, subject to de novo review, at the Executive's election, through arbitration in accordance with
Section 15.

                  (ii) In the event that the Executive's employment hereunder is terminated for Cause in accordance with Section 9(c)(i), the Term shall expire and he shall be entitled to (x) the right to exercise each outstanding Stock Option, to the extent that such Stock Option is vested or exercisable as of the Termination Date, for at least the lesser of thirty (30) days following the Termination Date and the remainder of its maximum stated term and (y) the benefits described in Section 9(i).

            (d) TERMINATION WITHOUT CAUSE. In the event that the Executive's employment hereunder is terminated by the Company other than (w) due to death in accordance with Section 9(a); (x) for Disability in accordance with Section 9(b); (y) for Cause in accordance with Section 9(c)(i); or (z) by expiration of the Term pursuant to


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notice of non-extension in accordance with Section 2, the Term shall expire and he shall be entitled to:

                  (i) an amount, payable in a lump sum promptly following the Termination Date, equal to (w) one and one third times (x) his Base Salary times
(y) the number of whole and partial months remaining in the then-scheduled Term (but not more than 18 or less than 12) divided by (z) 12;

                  (ii) an amount, payable in a lump sum promptly following the Termination Date, equal to (x) one third of his Base Salary times (y) a fraction, the numerator of which is the number of days he is employed with the Company in the calendar year of the termination of his employment hereunder, and the denominator of which is the number of days in such year;

                  (iii) each outstanding Stock Option shall (x) become vested and exercisable as of the Termination Date with respect to fifty percent (50%) of any securities and other property subject to it for which it is not then vested or exercisable; (y) become vested and exercisable with respect to the remainder of any such securities and other property over the two (2) years immediately following the Termination Date; and (z) remain exercisable, for all securities and other property for which it is or becomes exercisable, through at least the later of the ninetieth (90th) day following the date upon which such Stock Option becomes fully vested and exercisable and the first anniversary of the Termination Date, but in no event beyond its maximum stated term; and

                  (iv) the benefits described in Section 9(i).

            (e) CONSTRUCTIVE TERMINATION WITHOUT CAUSE. In the event that a Constructive Termination Without Cause occurs, the Term shall expire and the Executive shall have the same entitlements as provided under Section 9(d) in the case of a termination without Cause.

            (f) VOLUNTARY TERMINATION. In the event that the Executive terminates his employment hereunder prior to the then-scheduled expiration of the Term on his own initiative, other than by death, for Disability or in a Constructive Termination Without Cause, the Term shall expire and he shall have the same entitlements as provided in Section 9(c)(ii) in the case of a termination for Cause. A voluntary termination under this Section 9(f) shall not be deemed a breach of this Agreement.

            (g) CHANGE IN CONTROL AFTER AN IPO. In the event that the Executive's employment hereunder (x) is terminated after an IPO and in anticipation of, or within one year following, a Change in Control and (y) such termination is governed by Section 9(d) or 9(e) (relating to terminations without Cause), then the Executive shall, in lieu of the benefits described in Sections 9(d)(i) and 9(d)(iii), be entitled to:

                  (i) an amount, payable in a lump sum promptly following the Termination Date, equal to (w) one and one third times (x) his Base Salary times
(y) the number of whole and partial months remaining in the then-scheduled Term (but not less than 24) divided by (z) 12; and


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                  (ii) have each outstanding Stock Option (x) become vested and exercisable as of the Termination Date with respect to fifty percent (50%) of any securities and other property subject to it for which it is not then vested and exercisable; (y) become vested and exercisable with respect to the remainder of any such securities and other property ratably and monthly over the year immediately following the Termination Date; and (z) remain exercisable, for all securities and other property for which it is or becomes exercisable, through at least the later of the first anniversary of the Termination Date and the ninetieth (90th) day following the date upon which it becomes fully vested and exercisable, but in no event beyond its maximum stated term.

            (h) EXPIRATION OF THE TERM. In the event that the Executive's employment hereunder terminates by expiration of the Term pursuant to notice of non-extension in accordance with Section 2, the Executive shall be entitled:

                  (i) to have any Stock Option that is, or becomes, vested or exercisable as of the Termination Date (including, without limitation, pursuant to Section 9(h)(ii) below) remain exercisable for at least the lesser of ninety
(90) days following such date and the remainder of its maximum stated term;

                  (ii) if the Term expires pursuant to notice of non-extension from the Company, to full vesting and exercisability, as of the Termination Date, for each outstanding Stock Option to the extent that such Stock Option is then scheduled to become vested or exercisable on or before the first anniversary of such date (had his employment continued indefinitely); and

                  (iii) the benefits described in Section 9(i).

            (i) MISCELLANEOUS.

                  (i) On any termination of the Executive's employment hereunder, he shall be entitled to:

                        (A) Base Salary through the Termination Date;

                        (B) the balance of any annual, long-term, or other incentive award earned in respect to any period ending on or prior to the Termination Date, or payable (but not yet paid) on or prior to the Termination Date;

                        (C) a lump-sum payment in respect of accrued but unused vacation days at his Base Salary rate in effect as of the Termination Date; provided that no payment shall be made in respect of more than forty (40) accrued but unused vacation days;

                        (D) other or additional benefits in accordance with the terms of the applicable plans, programs and arrangements of the Company and its Affiliates (including, without limitation, Sections 6, 7, 8, 10 and 11 and any Stock Option agreement); and


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                        (E) payment, promptly when due, of all amounts due
in connection with the termination.

                  (ii) In the event of any termination of his employment hereunder, the Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement or otherwise, and there shall be no offset against amounts or benefits due to the Executive under this Agreement or otherwise on account of any remuneration or other benefit earned or received by the Executive after such termination. Any amounts due under this Section 9 are considered to be reasonable by the Company and are not in the nature of a penalty.

      10. CHANGE IN CONTROL.

            (a) In the event that a Change in Control occurs while the Executive is employed by the Company, each outstanding Stock Option shall (i) become vested and exercisable as of the date of the Change in Control with respect to fifty percent (50%) of any securities and other property subject to it for which it is not then vested and exercisable; (ii) become vested and exercisable with respect to the remainder of such securities and other property ratably and monthly over the year immediately following the Change in Control; and (iii) remain exercisable through at least the later of the first anniversary of the Change in Control and the ninetieth (90th) day after it becomes fully vested and exercisable, but in no event after its maximum stated term.

            (b) If (I) the aggregate of all amounts and benefits due to the Executive, under this Agreement or under any other plan, program, agreement or arrangement of the Company or of any of its Affiliates, would, if received by the Executive in full arid valued under Section 280G of the Code, constitute "parachute payments" as such term is defined in and under Section 280G of the Code (collectively, "280G Benefits"), and if (II) such aggregate would, if reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, be less than the amount the Executive would receive, after all taxes, if the Executive received aggregate 280G Benefits equal (as valued under Section 280G of the Code) to only three (3) times the Executive's "base amount," as defined in and under Section 280G of the Code, less $1.00, then (III) such cash 280G Benefits as the Executive shall select shall (to the extent that the reduction of such cash 280G Benefits can achieve the intended result) be reduced or eliminated to the extent necessary so that the 280G Benefits received by the Executive will not constitute parachute payments. The determinations with respect to this Section 10(b) shall be made by an independent auditor (the "Auditor") paid by the Company. The Auditor shall be the Company's regular independent auditor unless the Executive reasonably objects to the use of that firm, in which event the Auditor will be a nationally recognized United States public accounting firm chosen by the Parties.

            (c) It is possible that after the determinations and selections made pursuant to Section 10(b) the Executive will receive 280G Benefits that are, in the aggregate, either more or less than the amount provided under Section 10(b) (hereafter referred to as an "Excess Payment" or "Underpayment", respectively). If it is established,


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pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved, that an Excess Payment has been made, then the Executive shall promptly repay the Excess Payment to the Company, together with interest on the Excess Payment at the applicable federal rate (as defined in and under Section 1274(d) of the Code) from the date of the Executive's receipt of such Excess Payment until the date of such repayment. In the event that it is determined (x) by arbitration pursuant to Section 15, (y) by a court or (z) by the Auditor upon request by any of the Parties, that an Underpayment has occurred, the Company shall promptly pay an amount equal to the Underpayment to the Executive, together with interest on such amount at the applicable federal rate from the date such amount would have been paid to the Executive had the provisions of Section 10(b) not been applied until the date of payment.

      11.   INDEMNIFICATION.

            (a) If the Executive is made a party, is threatened to be made a party, or reasonably anticipates being made a party, to any Proceeding by reason of the fact that he is or was a director, officer, member, employee, agent, manager, trustee, consultant or representative of the Company or any of its Affiliates or is or was serving at the request of the Company or any of its Affiliates, or in connection with his service hereunder, as a director, officer, member, employee, agent, manager, trustee, consultant or representative of another Person, or if any Claim is made, is threatened to be made, or is reasonably anticipated to be made, that arises out of or relates to the Executive's service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless, to the extent then permitted or authorized with respect to any other director or officer of the Company, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys' and other professional fees and charges, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, incurred or suffered by the Executive in connection therewith or in connection with seeking to enforce his rights under this Section 11(a), and such indemnification shall continue as to the Executive even if he has ceased to be a director, officer, member, employee, agent, manager, trustee, consultant or representative of the Company or other Person and shall inure to the benefit of his heirs, executors and administrators. The Executive shall be entitled to prompt advancement of any and all costs and expenses (including, without limitation, attorneys' and other professional fees and charges) incurred by him personally in connection with any such Proceeding or Claim, or in connection with seeking to enforce his rights under this Section 11(a), to the extent then permitted or authorized with respect to any other director or officer of the Company, any such advancement to be made within fifteen (15) days after the Executive gives written notice, supported by reasonable documentation, requesting such advancement. Such notice shall include an undertaking by the Executive to repay the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses. Nothing in this Agreement shall operate to limit or extinguish any right to indemnification, advancement of expenses, or contribution that the Executive would otherwise have (including, without limitation, by agreement or under applicable law).


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

            (b) A directors' and officers' liability insurance policy (or policies) shall be kept in place, during the Term and thereafter until at least the sixth anniversary of the Termination Date, providing coverage to the Executive that is no less favorable to him in any respect (including, without limitation, with respect to scope, exclusions, amounts, and deductibles) than the coverage then being provided to any other present or former officer or director of the Company.

      12.   RESTRICTIVE COVENANTS.

            (a) During the Term and at all times thereafter, the Executive shall not, without the prior written consent of the Company, divulge, disclose or make accessible to any other Person any Confidential Information except (v) to the Company and its Affiliates, or to any authorized (or apparently authorized) agent or representative of any of them, (w) in connection with performing his duties hereunder, (x) when required to do so by law or by a court, governmental agency, legislative body, arbitrator or other Person with apparent jurisdiction to order him to divulge, disclose or make accessible such information, (y) in the course of any Proceeding under Section 12(c) or 15 or (z) in confidence to an attorney or other professional advisor for the purpose of securing professional advice. In the event that the Executive is required to disclose any Confidential Information pursuant to clause (x) or (y) of the immediately preceding sentence, he shall (A) promptly give the Company notice that such disclosure is or may be made and (B) cooperate with the Company, at its reasonable request and sole expense, in seeking to protect the confidentiality of the Confidential Information.

            (b) The Executive shall not, for his own benefit or the benefit of any other Person, without the prior written consent of the Company and other than in connection with his services hereunder:

                  (i) during the Term, and in the event of any termination of the Executive's employment hereunder, for the remainder of the then-scheduled Term, provided that such period shall be no less than twelve (12) months and shall not exceed eighteen (18) months (such period, the "Restricted Period"), perform material services for, or otherwise have material involvement with (whether as an officer, director, partner, consultant, security holder, owner, employee, independent contractor or otherwise), any Person that competes materially (whether directly or indirectly) with the Company in the Business in the United States; provided further that the Executive may in any event (x) own up to a five percent (5%) passive ownership interest in any public or private entity and (y) be employed by, or otherwise have material association with, any business that competes materially with the Company in the Business if his employment or association does not involve competing with the Company in the Business.

                  (ii) during the Restricted Period, personally solicit, aid in the solicitation of, induce or otherwise encourage (whether directly or indirectly) any individual who is, at the time of such encouragement, employed as an executive, highly-compensated employee, or managerial/supervisory employee of the Company, to cease such employment; or


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

                  (iii) during the Restricted Period, personally solicit, aid in the solicitation of, induce, or otherwise encourage (whether directly or indirectly) any Person that was a customer of the Company at any time during the Term for the purpose of (a) selling services or products to such Person in competition with the Company in the Business or (b) inducing such Person to cancel, transfer or cease doing Business in whole or in part with the Company.

            (c) The Executive acknowledges and agrees that the Company's Business and the services it provides are highly competitive, and that the restrictions contained in this Section 12 are reasonable and necessary to protect the Company's legitimate business interests. The Executive further acknowledges that any actual or prospective breach may irreparably cause damage to the Company for which money damages may not be adequate. Therefore, in the event of any actual or threatened breach by the Executive of any of the provisions of Section 12(a) or 12(b) above, the Company shall each be entitled to seek, through arbitration in accordance with Section 15 or from any court with jurisdiction over the matter and the Executive, temporary, preliminary and permanent equitable/injunctive relief restraining the Executive from violating such provision and to seek, in addition, but solely through arbitration in accordance with Section 15, money damages, together with any and all other remedies available under applicable law.

      13.   ASSIGNABILITY; BINDING NATURE.

            (a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns.

            (b) No rights or obligations of the Company under this Agreement may be assigned or transferred by it except that such rights and obligations may be assigned or transferred pursuant to a merger, consolidation or other combination in which the Company is not the continuing entity, or a sale or liquidation of all or substantially all of the business and assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Company and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Company as set forth in this Agreement. In the event of any merger, consolidation, other combination, sale of business and assets, or liquidation as described in the preceding sentence, the Company shall use its best reasonable efforts to cause such assignee or transferee to promptly and expressly assume the liabilities, obligations and duties of the Company hereunder.

            (c) No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or by operation of law, except to the extent otherwise provided in Section 17(e).

      14.   REPRESENTATIONS.

            (a) The Company represents and warrants that (i) it is fully authorized by action of its Board (and of any other Person or body whose action is required) to enter into this Agreement and to perform its obligations under it, (ii) the execution, delivery and performance of this Agreement by it does not violate any applicable law, regulation, order, judgment or decree or any agreement, arrangement, plan or corporate governance document of the Company or any of its Affiliates, (collectively, "Company Arrangements") and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

            (b) The Executive represents and warrants that (i) to the best of his knowledge and belief, delivery and performance of this Agreement by him does not violate any law or regulation applicable to the Executive, (ii) delivery and performance of this Agreement by him does not violate any applicable order, judgment or decree or any agreement to which the Executive is a party or by which he is bound and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of the Executive, enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      15. RESOLUTION OF DISPUTES. Any Claim arising out of or relating to this Agreement, any other agreement between the Executive and the Company or its Affiliates, the Executive's employment with the Company, or any termination thereof (collectively, "Covered Claims") shall (except to the extent otherwise provided in Section 12(c) with respect to certain requests for injunctive relief) be resolved by binding confidential arbitration, to be held in the Borough of Manhattan in New York City, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect and this Section 15. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator(s) are authorized to award, to the party that prevails with respect to any Covered Claim, all costs and expenses (including, without limitation, reasonable attorneys fees) reasonably incurred by such a party in resolving such Covered Claims. Pending the resolution of any Covered Claim, the Executive (and his beneficiaries) shall continue to receive all payments and benefits due under this Agreement or otherwise, except to the extent that the arbitrators otherwise provide.

      16. NOTICES. Any notice, consent, demand, request, or other communication given to a Person in connection with this Agreement shall be in writing and shall be deemed to have been given to such Person (x) when delivered personally to such Person or (y), provided that a written acknowledgment of receipt is obtained, five (5) days after being sent by prepaid certified or registered mail, or two (2) days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such Person (or to such other address as such Person shall have specified by ten (10) days' advance notice given in accordance with this Section 16) or (z), in the case of the Company only, on the first business day after it is sent by facsimile to the facsimile number set forth below (or to such other facsimile number as shall have specified by ten (10) days' advance notice given in accordance with this Section
16), with a confirmatory copy sent by certified or registered mail or by overnight courier in accordance with this Section 16.

      If to the Company:      EpiCept Corporation

                              270 Sylvan Avenue
                              Englewood Cliffs, NJ 07632
                              Attn: Chief Executive Officer
                              Fax #: (201) 837-0200

      If to the Executive:    The address of his principal residence as it
                              appears in the Company's records, with a copy to him (during the Term) at his principal office at the Company, and a copy to:

                              Morrison Cohen Singer & Weinstein, LLP
                              750 Lexington Avenue
                              New York, NY 10022
                              Attn: Robert M. Sedgwick, Esq.
                              Fax: 212-735-8708

      If to a beneficiary     The address most recently specified by the
      of the Executive:       Executive or beneficiary.

      17.   MISCELLANEOUS.

            (a) ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement among the Parties concerning the specific subject matter hereof and supersedes in its entirety, as of the Effective Date, any prior employment agreement between the Executive and the Company, provided, however, that nothing herein shall limit or reduce any right or benefit that shall have accrued to the Executive as of the Effective Date under any prior employment agreement or otherwise.

            (b) AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is set forth in a writing .that expressly refers to the provision of this Agreement that is being amended and that is signed by the Executive and by an authorized (or apparently authorized) officer of the Company. No waiver by any Person of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving Person and must specifically refer to the condition(s) or provision(s) of this Agreement being waived.

            (c) CONFLICTS. In the event of any conflict between any provision of this Agreement and any provision of any other Company Arrangement, the provisions of this Agreement shall control unless the Executive otherwise agrees in a writing that expressly refers to the provision of this Agreement whose control he is waiving. There shall be no contractual or similar restrictions on his right to terminate his employment with the Company, or on his post-employment activities, other than restrictions expressly set forth in this Agreement and restrictions enforceable solely through loss of benefits to which he might otherwise be entitled.

            (d) HEADINGS. The headings of the Sections and sub-sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

            (e) BENEFICIARIES/REFERENCES. The Executive shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death by giving written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

            (f) SURVIVORSHIP. Except as otherwise set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment.

            (g) SEVERABILITY. To the extent that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall remain in full force and effect so as to achieve the intentions of the Parties, as set forth in this Agreement, to the maximum extent possible.

            (h) WITHHOLDING TAXES. The Company may withhold from any amount or benefit payable under this Agreement taxes that it is required to withhold pursuant to any applicable law or regulation.

            (i) GOVERNING LAW. This Agreement shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws.

            (j) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                    EPICEPT CORPORATION

                                    By: /s/ ROBERT W. COOK
                                        --------------------------------------
                                    Name: Robert W. Cook
                                    Title: SVP & CFO

                                    THE EXECUTIVE

                                    /s/ JOHN V. TALLEY, JR.
                                    ------------------------------------------
                                    John V. Talley, Jr.

                                                                       EXHIBIT A

                                   DEFINITIONS

      a. "Affiliate" of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

      b. "Agreement" shall mean this Employment Agreement, which includes for all purposes its Exhibits.

      c. "Base Salary" shall mean the Executive's annualized base salary, as in effect from time to time.

      d. "Board" shall mean the board of directors of the Company.

      e. "Business" shall mean any and all material businesses conducted by the Company during the Term.

      f. "Cause" shall mean:

            i. the Executive is convicted of, or pleads guilty or nolo contendere to, a felony; or

            ii. in carrying out his duties hereunder, the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct and that results, or is reasonably likely to result, in significant injury to the Company or to its business, financial condition, or prospects.

      g. "Change in Control" shall mean the occurrence of any of the following events:

            i. any "person", as such term is used as of the Effective Date in
Section 13(d) of the 1934 Act, or group of persons, becomes (directly or indirectly) a "beneficial owner", as such term is used as of the Effective Date in Rule 13d-3 promulgated under that Act, of fifty percent (50%) or more of the Voting Securities of the Company (measured either by number of Voting Securities or by voting power);

            ii. a majority of the Board consists of individuals other than "Incumbent Directors," which term means the members of the Board on the Effective Date; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported (other than in connection with any actual or threatened proxy contest) by two-thirds of the directors who then comprised the incumbent Directors shall be considered to be an Incumbent Director; or

            iii. (x) the Company combines with another entity and is the surviving entity, or (y) all or substantially all of the assets or business of the Company is disposed of pursuant to a sale, merger, consolidation, liquidation, dissolution or other transaction or series of transactions (collectively, a "Triggering Event") unless the holders of Voting Securities of the Company immediately prior such Triggering Event beneficially own, directly or indirectly, by reason of their ownership of Voting Securities of such Company immediately prior to such Triggering Event, more than fifty percent (50%) of the Voting Securities (measured both by number of Voting Securities and by voting power) of (q) in the case of a combination in which such Company is the surviving entity and (r) in any other case, the entity (if any) that succeeds to substantially all of such Company's business and assets.

            h. "Claim" shall include, without limitation, any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information.

            i. "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a particular section of the Code shall include any provision that modifies, replaces or supersedes such section.

            j. "Common Stock" shall mean Common Stock, par value $.000l, of the Company.

            k. "Confidential Information" shall mean all confidential or proprietary information developed or used by the Company or its Affiliates relating to their business, operations, employees, customers, suppliers or distributors including, but not limited to: confidential or proprietary customer lists, purchase orders, financial data, pricing information and price lists; confidential or proprietary business plans and market strategies and arrangements; confidential or proprietary books, records, manuals, advertising materials, catalogues, correspondence, mailing lists, production data, sales materials, sales records, purchasing materials, purchasing records, personnel records and quality control records; confidential or proprietary trademarks, copyrights and patents, and applications therefor; trade secrets; confidential or proprietary inventions, processes, procedures, research records, market surveys and marketing know-how; and confidential or proprietary technical papers, software, computer programs, data bases and documentation thereof, including but not limited to source codes, algorithms, processes, formulae and flow charts. The term "Confidential Information" shall not include any document, record, data compilation, or other information that is known or generally available to the public, or within any trade or industry of the Company or any of its Affiliates, other than as a result of the Executive's breach of Section 12(a).

            l. "Constructive Termination Without Cause" shall mean a termination by the Executive of his employment hereunder on thirty (30) days' written notice given by him to the Company following the occurrence of any of the following events without his express prior written consent, unless all grounds for such termination shall have been fully cured within thirty (30) days after the Executive gives notice to the Company requesting cure:

            i. any material diminution in the Executive's responsibilities or authorities substantially below those customarily enjoyed by chief financial officers at comparable entities;

            ii. any material breach by the Company or any of its Affiliates of any of their material obligations to the Executive; or

            iii. any failure of the Company to obtain the assumption in writing of its obligations under this Agreement by any successor to all or substantially all of its business or assets within fifteen (15) days after any reconstruction, amalgamation, combination, merger, consolidation, sale, liquidation, dissolution or similar transaction.

      m. "Disability" shall mean the Executive's inability, with or without reasonable accommodation and due to physical or mental incapacity, to substantially perform his duties and responsibilities hereunder, or for an aggregate of 180 days in any 365 day period.

      n. "Executive" shall have the meaning set forth in the preamble to this Agreement, as modified by Section 17(e).

      o. "Fair Market Value", when used in respect of a security as of a specified date, shall mean (x) the closing price of the security on the principal national securities exchange or national market system on which such security is then listed or traded, in each case as of the close of normal trading on such date, or if such date is not a trading day or such security is not traded on such date, on the most recent day preceding such date on which such security was traded, and (y) if such security is not so listed or traded, then the value as promptly agreed by the Company and the Executive, or, in absence of such prompt agreement, fair market value as determined on a going-forward basis without discount for lack of liquidity, minority status, lack of control, contractual restrictions, or similar factors.

      p. "IPO" shall mean any public offering of equity securities of the Company.

      q. "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

      r. "1933 Act" shall mean the Securities Act of 1933, as amended.

      s. "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan, or other person or entity.

      t. "Proceeding" shall include, without limitation, any actual, threatened or reasonably anticipated action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate, formal, informal or other.

      u. "Stock Option" shall mean any compensatory option or warrant to acquire securities of the Company or any of its Affiliates; any compensatory stock appreciation right, phantom stock option or analogous right granted by or on behalf of the Company or any of its Affiliates; and any option or right received in respect of any of the foregoing options or rights.

      v. "Termination Date" shall mean the date on which the Executive's employment hereunder terminates in accordance with this Agreement.

      w. "Voting Securities" shall mean issued and outstanding securities of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect, the members of the board of directors, or other governing body, of the issuer.

                                                                       EXHIBIT B

                         SERVICE ON BOARDS OF DIRECTORS

Faith in the Future Fund, Diocese of Bridgeport

                                                                       EXHIBIT C

                             STOCK OPTION AGREEMENT

      1. GRANT OF OPTION. EpiCept Corporation, a Delaware corporation (together with its successors and assigns, the "Company"), hereby grants to John V. Talley (the "Optionee"), effective as of [insert the date of the IPO] (the "Grant Date"), an option to purchase an aggregate of [insert number that, inclusive of shares currently under option but not to bridge warrants, equals 6.67% of the post-IPO fully diluted shares] shares of its Common Stock at a price of $[INSERT A DOLLAR AMOUNT EQUAL TO 100% OF THE IPO PRICE] per share, exercisable as set forth in, and subject to the terms and conditions of, this Stock Option Agreement and the Employment Agreement dated as of October 28, 2004 between the Company and the Optionee (the "Employment Agreement").

      2. EXERCISABILITY OF OPTION.

            (a) As of the Grant Date, this option shall be vested, and exercisable, with respect fifteen percent (15%) of the shares of Common Stock that are subject to it; and thereafter, on the last day of each month (beginning with the month in which the Grant Date falls), and as of 12:01 a.m. on each such day, the unvested portion of this option shall ratably vest and become exercisable with respect to the shares of Common Stock that are subject to this option, and shall become fully exercisable as to all such shares no later than the last day of August, 2008.

            (b) In the event that the Term of Employment is terminated in a termination governed by Section 9(a), 9(b), 9(d) or 9(e) of the Employment Agreement (relating to death, Disability, and without Cause terminations), this option shall (x) become vested and exercisable as of the Termination Date with respect to fifty percent (50%) of any securities and other property for which it is not then vested and exercisable; (y) become vested and exercisable with respect to the remainder of such securities and other property ratably and quarterly over the two (2) years immediately following the Termination Date; and
(z) remain exercisable, for all securities and other property for which it is or becomes exercisable, through the later of the ninetieth (90th) day following the date upon which it becomes fully vested and exercisable and the first anniversary of the Termination Date, but in no event beyond the tenth anniversary of the Grant Date.

            (c) In the event that the Term of Employment is terminated in accordance with Section 9(c) or 9(f) of the Employment Agreement (relating to Cause and voluntary terminations), this option, to the extent that it is or becomes exercisable as of the Termination Date, shall remain fully exercisable through the earlier of the thirtieth (30th) day following such date, and the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

            (d) In the event that the Term of Employment is terminated, subsequent to an IPO and in anticipation of (or within one year following) a Change in Control, in a termination that is governed by Section 9(d) or 9(e) of the Employment Agreement (relating to terminations without Cause), Section 2(b) above shall not apply and this option shall (x) become vested and exercisable as of the Termination Date with respect to fifty percent (50%) of any securities and other property for which it is not then vested and exercisable; (y) become vested and exercisable with respect to the remainder of such securities and other property ratably and monthly over the year immediately following the Termination Date; and (z) remain exercisable, for all securities and other property for which it is or becomes exercisable, through the later of the ninetieth (90th) day following the date upon which it becomes fully vested and exercisable and the first anniversary of the Termination Date, but in no event beyond the tenth anniversary of the Grant Date.

            (e) In the event that the Term of Employment terminates in a termination governed by Section 9(h)(i) of the Employment Agreement (relating to non-extension of the Term of Employment), this option shall, to the extent then vested or exercisable (including, without limitation, pursuant to Section 3(f) below), be and remain exercisable through the earlier of: the ninetieth (90th) day following the Termination Date and the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

            (f) In the event that the Term of Employment terminates in a termination governed by Section 9(h)(ii) of the Employment Agreement, this option shall become vested and exercisable as of the Termination Date to the extent that it is then scheduled to become vested or exercisable on or before the first anniversary of such date (had the Optionee's employment continued indefinitely).

            (g) Anything elsewhere to the contrary notwithstanding, upon the occurrence of any Change in Control while the Optionee is employed with the Company, this option (x) shall become vested and exercisable as of the date of the Change in Control with respect to fifty percent (50%) of any securities and other property for which it is not then vested and exercisable; (y) shall become vested and exercisable with respect to the remainder of such securities and other property ratably and monthly over the year immediately following the Change in Control; and (z) shall remain exercisable, for all securities and other property for which it is or becomes exercisable, through the later of the first anniversary of the Change in Control and the ninetieth (90th) day after it becomes fully vested and exercisable, but in no event beyond the tenth anniversary of the Grant Date.

            (h) Anything elsewhere to the contrary notwithstanding, this option shall, to the extent that it has not then yet been exercised, expire at 11:59 p.m. on the tenth anniversary of the Grant Date.

      3. EXERCISE OF OPTION.

            (a) METHOD OF EXERCISE. Subject to the conditions set forth in this Stock Option Agreement, this option may, to the extent permitted by applicable law, be exercised from time to time by delivery of written notice of exercise to the Company from the Optionee. Such notice shall specify the total number of shares to be purchased and shall be accompanied by payment in full (or an arrangement for payment in full) in accordance with Section 3(b) below. Such exercise shall be effective upon delivery to the

Company of such written notice together with the required payment (or arrangement for payment). This option may be exercised for less than the full number of shares for which the option is then exercisable, provided that no such exercise may be for any fractional share.

            (b) METHOD OF PAYMENT. Payment of the purchase price for shares purchased upon an exercise of this option may, to the extent permitted by applicable law, be made (i) by delivery to the Company of cash, a wire transfer of available funds, or a check payable to the order of the Company in an amount equal to the purchase price of such shares; (ii) by delivery to the Company of shares of Common Stock then owned by the Optionee for at least six (6) months having an aggregate Fair Market Value as of the date of delivery equal to the purchase price of such shares; (iii) by "net exercise" (i.e., the Optionee's directing the Company to apply a portion of the option shares, valued at Fair Market Value on the date of exercise, against the taxes resulting from exercise and/or the exercise price); (iv) through reasonable cashless exercise procedures that are from time to time established by the Company and that afford the Optionee the opportunity to sell immediately some or all of the shares underlying the exercised portion of this option in order to generate sufficient cash to pay the option purchase price; or (v) by any combination of (i), (ii),
(iii) or (iv).

            (c) DELIVERY OF SHARES TENDERED IN PAYMENT OF PURCHASE PRICE. Payment by delivery of shares may be effected by delivering one or more stock certificates or by otherwise delivering shares to the Company's reasonable satisfaction (including, without limitation, through an "attestation" procedure that is reasonably acceptable to the Company), in each case accompanied by such endorsements, stock powers, signature guarantees or other documents or assurances as may reasonably be required by the Company. If a certificate or certificates or other documentation representing shares in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess number of shares shall promptly be returned by the Company.

            (d) DELIVERY OF OPTION SHARES. The Company shall, upon payment in accordance with Section 3(a) above of the aggregate purchase price for the number of shares purchased, make prompt delivery of such shares to the Optionee and pay all original issue and transfer taxes and all other fees and expenses incident to such delivery. All shares delivered upon any exercise of this option shall, when delivered, be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) registered for sale, and for resale, under U.S. state and federal securities laws to the extent that other shares of the same class are then so registered or qualified and (iii) listed, or otherwise qualified, for trading on any securities exchange or securities market on which shares of the same class are then listed or qualified. To the extent that shares are not promptly delivered to the Optionee when due, the Company shall promptly make the Optionee whole for any resulting expense or loss of benefit. The Company shall deliver cash in lieu of any fractional share.

      4. NONTRANSFERABILITY OF OPTION. This option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way

(whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process, except that this option may be transferred in whole or in part by will or the laws of descent and distribution. Any Person to whom this option has been transferred in whole or in part in accordance with the first sentence of this Section 4 shall, to the extent of the transfer, succeed to the rights, and assume the obligations, of the Optionee under Sections 2, 3, 4 through 6 and 9 of this Stock Option Agreement.

      5. ADJUSTMENT PROVISIONS. In the event that, at any time after the Grant Date, any merger, consolidation, reorganization, recapitalization, spin-off, split-up, combination, modification of securities, exchange of securities, liquidation, dissolution, share split, share dividend, other distribution of securities or other property in respect of shares or other securities (other than ordinary recurring cash dividends), or other change in corporate structure or capitalization affecting the rights or value of securities of any class then subject to this option occurs, appropriate adjustment(s) shall promptly be made in the number and/or kind of securities subject to this option and/or in the exercise price and/or in other terms and conditions of this option, and/or appropriate provision(s) shall promptly be made for supplemental distributions of cash, securities and/or other property, so as to avoid dilution or enlargement of the rights of the Optionee and the value represented by this option. If an event occurs that may require an adjustment (or other action) pursuant to this Section 5, the Company shall promptly deliver to the Optionee a certificate, signed by an officer of the Company, setting forth in reasonable detail (x) the event in question and (y) either the adjustment (or other action) being implemented and the method by which such adjustment (or other action) was calculated or determined or the reasons why the Company believes no adjustment (or other action) is needed.

      6. CHANGE IN CONTROL. In the event that holders of securities of any class that is then subject to this option receive cash, securities or other property in respect of such securities in connection with a Change in Control transaction, the Company shall take such steps as are necessary to enable the Optionee (if he so elects) to exercise this option at a time and in a fashion that will entitle him to receive in exchange for any securities thus acquired the same consideration as is received in such Change in Control transaction by other holders of securities of that class.

      7. TAX WITHHOLDING. The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable Federal, state and local income, excise, employment and other tax withholding requirements ("tax obligations"). The Optionee may satisfy any such tax obligations in any of the manners provided in Section 3(b) above for payment of the purchase price.

      8. THE COMPANY'S REPRESENTATIONS. The Company represents and warrants that
(a) it is fully authorized by action of its Board (and of any Person or body whose action is required) to enter into this Stock Option Agreement and to perform its obligations under it; (b) the execution, delivery and performance of this Stock Option Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document (x) to which it (or, to the best of its knowledge and belief, any of its security holders or creditors) is a party or (y) by which it (or, to the best of its knowledge and belief, any of its security holders or creditors) is bound; and (c) upon the execution and delivery of this Stock Option Agreement by the Company and the Optionee, this Stock Option Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      9. MISCELLANEOUS.

            (a) Any Claim arising out of or relating to this Stock Option Agreement shall be resolved by binding arbitration in accordance with Section 15 of the Employment Agreement.

            (b) All notices and other communications relating to this Stock Option Agreement shall be given as provided in Section 16 of the Employment Agreement.

            (c) Sections 17(b), 17(c), 17(d), 17(e) (second sentence only), 17(f), 17(g), 17(i) and 17(j) of the Employment Agreement (relating, respectively, to amendment and waiver, inconsistencies, headings, references, survivorship, severability, governing law and counterparts) shall be deemed incorporated herein in full, with the references to the "Agreement" in such Sections being treated as references to this Stock Option Agreement, the references to the "Executive" in such Sections being treated as references to the original Optionee.

            (d) All capitalized terms not defined in this Stock Option Agreement shall have the meanings set forth in the Employment Agreement. "Term of Employment" shall mean the "Term" as defined in the Employment Agreement.

            (e) Nothing contained in this Stock Option Agreement shall be construed or deemed by any Person under any circumstances to bind the Company to continue the employment of the Optionee for any particular period of time.

                                    EPICEPT CORPORATION

                                    By: /s/ Robert W. Cook
                                       ------------------------------
                                    Name: Robert W. Cook

                                    Title:      SVP & CFO

ACCEPTED

OPTIONEE

/s/ John V. Talley, Jr.
-------------------------------
John V. Talley, Jr.